                                                                  Exhibit (b)(4)

               --------------------------------------------------

                                  PROJECT EMMA

               --------------------------------------------------

                     Presentation to the Board of Directors

                                October 7, 1999
================================================================================
                           Berenson Minella & Company

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                                Table of Contents

         I. Overview of Revised Merger Proposal

        II. Impact of Revised Company Forecast

       III. Comparison of Valuation Parameters for Selected Publicly Traded Companies

        IV. Comparison to Quebecor / World Color Transaction

         V. Summary Stock Price Performance

        VI. Status Quo Valuation Analysis

       VII. Summary Valuation Analyses

Appendix A. Internet Portfolio Summary and Valuation
Appendix B. Trading Comparison of Selected Comparable Companies
Appendix C. Selected North American Printing M&A Transactions
Appendix D. Discounted Cash Flow Analysis


--------------------------------------------------------- Berenson Minella -----

                           ==========================

                           Overview of Revised Merger
                                    Proposal

                           ==========================

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                               Transaction Summary

The following summary describes the major economic terms of the proposed revised transaction (the "Merger") between Daisy (the "Company") and Daisy Merger Corp. ("MergeCo").

o Through the Merger, MergeCo will be merged with and into the Company. The Merger will be recorded as a recapitalization for financial reporting purposes.

o At closing, each outstanding Daisy share, including those from the conversion of outstanding QUIPS and options but excluding the Retained Shares, will be exchanged for $31.50 in Cash ("Revised Proposal").

o In addition to the original terms, the Revised Proposal is conditioned upon MergeCo receiving a $10 million termination fee if the Merger does not receive shareholder approval.


--------------------------------------------------------- Berenson Minella -----

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                            Implied Transaction Value

o The following valuation is based on the outstanding debt balance as of September 30, 1999:

(Dollars in Millions, Except Per Share Data)
--------------------------------------------------------------------------------
                               Current   Strike   Value @    Option   Fully-Dil.
Equity Purchase Price           Shares    Price    $31.50   Proceeds    Value
--------------------------------------------------------------------------------
Common Shares Outstanding        19.7             $620.8               $620.8
Options Outstanding               3.6    $17.43    113.2     (62.7)      50.6
QUIPS Shares                      3.9     28.83    124.0                124.0
--------------------------------------------------------------------------------
Total                            27.2             $858.1    ($62.7)    $795.4
Fully-Diluted Shares             25.3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Enterprise Value(A)
--------------------------------------------------------------------------------
Revolving Credit Facility                                               $312.9
A/R Securitization Facility                                              100.0
Notes Payable                                                             23.0
Existing Senior Subordinated Notes                                       600.1
--------------------------------------------------------------------------------
Total Debt                                                             1,036.0
Fully-Diluted Equity Value                                               795.4
--------------------------------------------------------------------------------
Aggregate Transaction Value                                           $1,831.4
Value of Internet Investments(B)                                         109.1
--------------------------------------------------------------------------------
Enterprise Value                                                      $1,722.3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Implied EBITDA Multiples
--------------------------------------------------------------------------------
Aggregate Transaction Value
LTM 9/99                                $248.6                         7.4x
Fiscal 1999                              260.2                         7.0
Fiscal 2000                              298.6                         6.1

Enterprise Value
LTM 9/99                                $248.6                         6.9x
Fiscal 1999                              260.2                         6.6
Fiscal 2000                              298.6                         5.8
--------------------------------------------------------------------------------

(A)   Assumes transaction had been completed on September 30, 1999.
(B) Value of Internet holdings, computed after tax and after promote, per share. See Appendix A for further details.


--------------------------------------------------------- Berenson Minella -----

                            =========================

                            Impact of Revised Company
                                    Forecast

                            =========================

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                       Impact of Revised Company Forecast

(Dollars in Millions, Except Per Share Data)
------------------------------------------------------------------------------------------------------------
                                                                    Pro Forma EBITDA
                                                       ----------------------------------------   Total Debt
                                                           LTM 9/99       1999E        2000E      9/30/1999
------------------------------------------------------------------------------------------------------------
Company Original Forecast as of June 22, 1999              $  254.2     $  267.0     $  298.4     $  954.0

  Impact of Drake Acquisition                                   4.3          5.0          5.8 (A)     34.1
  Impact of J.J. Grace Acquisition                              0.6          1.2          2.6          8.3
  Impact of Internet Investments                                0.0          0.0          0.0         15.5 (B)
------------------------------------------------------------------------------------------------------------
  Net Impact of Acquisitions and Internet Investments           4.9          6.2          8.4         57.9

  TC Advertising                                                3.4          3.8         (1.0)          --
  Webcraft                                                    (12.5)       (16.9)        (7.5)          --
  Digital Services                                             (2.8)        (2.0)         0.3           --
  Corporate                                                     1.3          2.2          0.1           --
------------------------------------------------------------------------------------------------------------
  Decline in Base Business Performance                        (10.5)       (13.0)        (8.2)        24.1

Company Revised Forecast as of September 26, 1999          $  248.6     $  260.2     $  298.6     $1,036.0
------------------------------------------------------------------------------------------------------------

Theoretical Valuation Impact of Decline in Base Business Performance
  Decline in Base Business Performance                     ($  10.5)    ($  13.0)    ($   8.2)
  Revised Proposal Transaction Multiple(C)                      7.4x         7.0x         6.1x
  --------------------------------------------------------------------------------------------
  EBITDA Valuation Impact                                     (77.6)       (91.2)       (50.1)
  Total Debt Valuation Impact                                 (24.1)       (24.1)       (24.1)
  --------------------------------------------------------------------------------------------
  Theoretical Equity Value Impact                          ($ 101.7)    ($ 115.3)    ($  74.2)

  --------------------------------------------------------------------------------------------
  Theoretical Daisy Valuation Impact Per Share(D)          ($  4.03)    ($  4.57)    ($  2.94)
  --------------------------------------------------------------------------------------------

(A) Drake 2000 EBITDA forecast estimated based on CJDS blended EBITDA growth of 14.9% in 2000.
(B) Assumes $15.5 million related to new Internet investments completed in the third quarter.
(C)   Based on implied transaction multiples as of June 24, 1999.
(D)   Based on 25.3 million fully-diluted shares outstanding.


--------------------------------------------------------- Berenson Minella -----

                           =========================

                             Comparison of Valuation
                            Parameters for Selected
                           Publicly Traded Companies

                           =========================

------------------------------------------------------------------------------

                                       PROJECT EMMA
--------------------------------------------------------------------------------
                     Comparison of Valuation Parameters for Selected
                                Publicly Traded Companies

------------------------------------------------------------------------------------------------------------------
                                       As of June 22, 1999                         As of October 7,1999(A)
                           ------------------------------------------     ----------------------------------------
                                          Enterprise Value / EBITDA                   Enterprise Value / EBITDA
                           Stock       ------------------------------     Stock    -------------------------------
                           Price        LTM 6/99    1999E       2000E     Price     LTM 6/99     1999E      2000E
------------------------------------------------------------------------------------------------------------------
Banta Corp.                $22.88         4.7x       4.0x        3.6x     $23.00      4.8x        4.0x       3.7x
% Change                                                                     0.5%     2.3%        0.1%       1.7%

Cadmus Communications      $12.94         5.7x       5.1x        4.6x     $11.13      5.6x        5.8x        NM
% Change                                                                   (14.0%)   (2.0%)      13.7%        --

R.R. Donnelley & Sons      $37.19         7.Ox       6.5x        6.1x     $29.81      5.9x        5.5x       5.1x
% Change                                                                   (19.8%)  (16.1%)     (15.7%)    (15.7%)

Mail-Well Inc.             $14.94         7.2x       6.2x        5.4x     $13.31      7.4x        6.4x       5.6x
% Change                                                                   (10.9%)    2.3%        3.9%       4.6%

Quebecor Printing Inc.     $22.50         7.4x       7.0x        6.5x     $23.56      7.1x        6.9x       6.5x
% Change                                                                     4.7%    (3.9%)      (0.9%)      0.3%
------------------------------------------------------------------------------------------------------------------

Median                                    7.0x       6.2x        5.4x                 5.9x        5.8x       5.4x
% Change                                                                            (16.1%)      (6.5%)     (0.1%)
------------------------------------------------------------------------------------------------------------------
Theoretical Daisy Valuation Impact Per Share(B)                                    $11.11       $4.12      $0.04
------------------------------------------------------------------------------------------------------------------

Mean                                      6.4x       5.8x        5.2x                 6.2x        5.7x       5.2x
% Change                                                                             (3.9%)      (0.5%)      0.1%
------------------------------------------------------------------------------------------------------------------
Theoretical Daisy Valuation Impact Per Share(B)                                     $2.47       $0.29      $0.05
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(A)   Market data as of the respective stock price dates.
(B) Implied impact on Daisy valuation per share based on (1) the change in EBITDA multiples of the comparable companies since June 22, 1999, (2) most recent pro forma EBITDA forecasts and (3) assuming 25.3 million fully-diluted shares outstanding.


--------------------------------------------------------- Berenson Minella -----

                            ========================

                            Comparison to Quebecor /
                             World Color Transaction

                            ========================

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                        Comparative Transaction Multiples

o The following table summarizes transaction multiples based on publicly available information.

(Dollars in Millions, Except Per Share Data)
------------------------------------------------------------------------------------------------------------------
                             T.H. Lee et. al. / Daisy  Quebecor Printing / World Color  Comparable Transactions(A)
                             ------------------------  -------------------------------  --------------------------
                               Original    Revised          Stand         With
                               Agreement   Proposal         Alone       Synergies            Median      Mean
------------------------------------------------------------------------------------------------------------------
Announcement Date              6/29/1999         --       7/12/1999     7/12/1999
Purchase Price Per Share         $35.25      $31.50         $35.69(B)     $35.69(B)

Fully Diluted Equity Value(C)    $897.2      $795.4       $1,420.3      $1,420.3
Total Purchase Price(D)         1,765.4     1,722.3        2,759.1       2,759.1

LTM Date                       3/31/1999   6/30/1999      3/31/1999     3/31/1999

EBITDA(E)
Actual LTM                       $235.1      $239.0         $363.9        $413.9(F)
CY 1999E - External Estimate      267.1       267.1          409.0         459.0(F)
CY 2000E - External Estimate      287.2       287.2          426.0         476.0(F)
CY 1999E - Company Estimate       267.7       260.2
CY 2000E - Company Estimate       298.4       298.6

Total Purchase Price / EBITDA
Actual LTM                          7.5x        7.2x           7.6x          6.7x             7.2x        7.5x
CY 1999E - External Estimate        6.6x        6.4x           6.7x          6.0x              --          --
CY 2000E - External Estimate        6.1x        6.0x           6.5x          5.8x              --          --
CY 1999E - Company Estimate         6.6x        6.6x            --            --               --          --
CY 2000E - Company Estimate         5.9x        5.8x            --            --               --          --
------------------------------------------------------------------------------------------------------------------

(A)   See Appendix C for further details.
(B) World Color Purchase Price per Share is based on $35.69 cash tender price for 62% of outstanding shares.
(C) Fully-Diliuted Equity Value includes value of common stock, in-the-money convertibles and options.
(D) Total Purchase Price equals Fully-Diluted Equity Value plus straight debt, minority interest, off-balance sheet financing, less internet investments and cash. All balance sheet amounts are as of the respective LTM dates.
(E) LTM data is based on company public information. Forecast data is based on most recent CS First Boston equity research reports.
(F) Quebecor / World Color Synergies estimated at $50 million annually in the companies' public announcements.


--------------------------------------------------------- Berenson Minella -----

                               ===================

                               Summary Stock Price
                                   Performance

                               ===================

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                          1999 Stock Price Performance

                               [GRAPHIC OMITTED]

(A)   'After-Tax Internet Investments' value per BGF share estimated based on
      25.3 million fully-diluted shares, 11.0% promote and a 20.0% effective capital gains tax.


--------------------------------------------------------- Berenson Minella -----

                              ====================

                              Status Quo Valuation
                                    Analysis

                              ====================

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                          Status Quo Valuation Analysis

(Dollars in Millions, Except Per Share Data)
---------------------------------------------------------------------------------------------------------------------------
                                                                     EBITDA Multiple
                                   ----------------------------------------------------------------------------------------
                                       5.50x      5.75x      5.87x      6.OOx      6.25x       6.50x      6.75x      7.00x
---------------------------------------------------------------------------------------------------------------------------
PROJECTED LTM 9/30/99 (September Forecast)
EBITDA                               $248.6     $248.6     $248.6     $248.6     $248.6      $248.6     $248.6     $248.6

Enterprise Value                   $1,367.2   $1,429.3   $1,460.3   $1,491.5   $1,553.6    $1,615.8   $1,677.9   $1,740.0
Less: Total Debt(A)                (1,036.0)  (1,036.0)  (1,036.0)  (1,036.0)  (1,036.0)   (1,036.0)  (1,036.0)  (1,036.0)
Less: QUIPs                          (113.5)    (113.5)    (113.5)    (113.5)    (113.5)     (113.5)       0.0        0.0
Plus: Internet Investments(B)         109.1      109.1      109.1      109.1      109.1       109.1      109.1      109.1
Plus: Cash and Equivalents              3.0        3.0        3.0        3.0        3.0         3.0        3.0        3.0
---------------------------------------------------------------------------------------------------------------------------
Equity Value                         $329.7     $391.9     $422.8     $454.0     $516.2      $578.3     $754.0     $816.1

Primary Shares Outstanding             19.7       19.7       19.7       19.7       19.7        19.7       19.7       19.7
QUIPs                                   0.0        0.0        0.0        0.0        0.0         0.0        3.9        3.9
Options (Treasury Stock Method)         0.6        0.7        0.8        0.9        1.1         1.3        1.5        1.6
---------------------------------------------------------------------------------------------------------------------------
Fully-Diluted Shares Outstanding       20.3       20.4       20.5       20.6       20.8        21.0       25.2       25.3

---------------------------------------------------------------------------------------------------------------------------
Price Per Share                      $16.27     $19.17     $20.58     $21.99     $24.77      $27.48     $29.98     $32.27
---------------------------------------------------------------------------------------------------------------------------

Implied Internet Value Per Share      $5.38      $5.33      $5.31      $5.28      $5.23       $5.18      $4.34      $4.31
                                                         ---------

                             Current R.R. Donnelley
                               LTM EBITDA Multiple
--------------------------------------------------------------------------------
(A)   Total debt forecast based on current Company estimates.
(B)   Value of Internet holdings, computed after tax and after promote.


--------------------------------------------------------- Berenson Minella -----

                                =================

                                Summary Valuation
                                    Analyses

                                =================

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                               Valuation Summary

                               [GRAPHIC OMITTED]

----------

Note: Yellow shaded region indicates a $31.50 valuation. Valuation ranges include estimated after-tax and after-promote value of Internet investments of approximately $4.32 per share.


--------------------------------------------------------- Berenson Minella -----

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                          Comparable Public Companies

(Dollars in Millions, Except Per Share Data)
--------------------------------------------------------------------------------
                                        Comparable Company         Implied Value

                           Daisy           Multiples(B)             Per Share(C)
                                        ------------------        --------------
                           Data(A)      Mean        Median        Mean    Median
--------------------------------------------------------------------------------
LTM 6/99 EBITDA            $249.3       6.2x         5.9x        $19.15   $16.20
1999E EBITDA                260.2       5.7          5.8          17.37    18.13
2000E EBITDA                298.6       5.2          5.4          20.56    22.51

LTM 6/99 EPS                $1.88      13.3x        13.1x        $24.97   $24.54
1999E EPS                    1.94      12.5         11.2          24.23    21.82
2000E EPS                    2.45      10.0          9.9          24.56    24.18

--------------------------------------------------------------------------------
Current Value of Internet Investments(D)                          $4.32    $4.32
--------------------------------------------------------------------------------

(A) Source: Company financial projections. Daisy LTM EBITDA is pro forma for acquisitions completed to date.
(B) Based on large company trading multiples. Market data as of October 1, 1999. See Appendix B for further details.
(C) Based on 9/99 net debt of $1,036.0 MM and approximately 25.3 MM fully-diluted shares.
      Implied Value Per Share excludes value of after-tax and after-promote Internet holdings.
(D) Value of Internet holdings, computed after tax and after promote, per share. See Appendix A for further details.


--------------------------------------------------------- Berenson Minella -----

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                           Precedent M&A Transactions

(Dollars in Millions, Except Per Share Data)
--------------------------------------------------------------------------------
                                      Precedent Transaction        Implied Value

                           Daisy           Multiples(B)             Per Share(C)
                                      ---------------------       --------------
                           Data(A)      Mean        Median        Mean    Median
--------------------------------------------------------------------------------
LTM 6/99 Revenues         $1,859.2      0.9x         0.9x        $25.17   $25.17

LTM 6/99 EBITDA              249.3      7.5          7.2          32.90    30.16

LTM 6/99 EBIT                149.0     12.6         12.2          33.19    31.01

--------------------------------------------------------------------------------
Current Value of Internet Investments(D)                          $4.32    $4.32
--------------------------------------------------------------------------------

(A) Source: Company data. Daisy LTM results are pro forma for acquisitions completed to date.
(B) Precedent transaction median multiples. See Appendix C for further details.
(C) Based on 9/99 net debt of $1,036.0 MM and approximately 25.3 MM fully-diluted shares.
      Implied Value Per Share excludes value of after-tax and after-promote Internet holdings.
(D) Value of Internet holdings, computed after tax and after promote, per share. See Appendix A for further details.


--------------------------------------------------------- Berenson Minella -----

                                  PROJECT EMMA
--------------------------------------------------------------------------------
                         Discounted Cash Flow Analysis

(Dollars in Millions, Except Per Share Data)
--------------------------------------------------------------------------------
                                                            Projected
                             3 MOS End   -----------------------------------------------
                             12/31/1999   2000      2001      2002      2003      2004
----------------------------------------------------------------------------------------
EBITDA                          $85.7    $298.6    $328.7    $351.8    $373.4    $395.7
(Inc) Dec in Working Capital     (4.7)    (10.5)    (10.2)    (10.3)    (10.0)    (10.6)
Capital Expenditures             25.1      91.2      76.2      82.6      81.7      84.3
Unlevered Free Cash Flow         36.8     127.1     154.5     158.4     173.8     184.5

          IMPLIED VALUE PER SHARE AT 9/30/99(B)

          ----------------------------------------------------------------------
                                        EBITDA Exit Multiple
                        --------------------------------------------------------
            WACC          5.75x      6.00x       6.25x    6.50x     6.75x
          ----------------------------------------------------------------------
            10.0%       $37.57     $39.78      $41.98   $44.18    $46.38
            11.0%        34.61      36.71       38.81    40.91     43.01
            12.0%        31.80      33.80       35.80    37.80     39.81
            13.0%        29.13      31.04       32.95    34.86     36.78
            14.0%        26.60      28.42       30.25    32.08     33.90
          ----------------------------------------------------------------------
          Current Value of Internet Investments(C)                 $4.32
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

(A) Based on Company financial projections with SG&A savings with no acquisitions. See Appendix D for further details.
(B) Based on 9/99 net debt of $1,036.0 MM and approximately 25.3 MM fully-diluted shares.
      Implied Value Per Share excludes value of after-tax and after-promote Internet holdings.
(C) Value of Internet holdings, computed after tax and after promote, per share. See Appendix A for further details.


--------------------------------------------------------- Berenson Minella -----

                           ==========================

                           Internet Portfolio Summary
                                 and Valuation

                           ==========================

                                                                 OCTOBER 8, 1999
PROJECT EMMA

Internet Portfolio Summary and Valuation: Stock Prices as of October 7, 1999

Internet Investment Summary                                                              Current    Current
(Amounts in Thousands,          Date of      # of     Strike   Cost Basis     Total     Price Per    Total
Except Per Share Data)        Investment  Securities  Price   Per Security  Investment  Security     Value   Description
------------------------------------------------------------------------------------------------------------------------------------
2417 Media, Inc.
- Common Stock (NASDAQ: TFSM)              875.351    $0.00       $3.81      $3,333      $40.50     $35,452  Online advertising
                                                                                        --------
- Class A Warrants                         437.676     7.62        0.00           0       32.88      14,393
- Class B Warrants                         437.676    11.42        0.00           0       29.08      12,726
                                        ----------               -------------------               ---------
  Total                         2/25/98  1,750.703                $1.90      $3,333                 $62,570

About.com, Inc. (f.k.a. Miningco.com, Inc. - NASDAQ: MINE)
- Common Stock (NASDAQ: BOUT)  11/13/98    737.864    $0.00       $5.42      $4,000      $47.63     $35,141  Internet portal
                                                                                        --------

WorldGate Communications, Inc.
- Convertible Preferred          2/3/99    181.820    $0.00      $16.50      $3,000      $26.88      $4,886  Cable Internet access
                                                                                        --------             and portal

Webstakes.com, Inc.
- Common Stock (NASDAQ: IWIN)   6/10/99  1,166.667    $0.00       $6.00      $7,000       $9.50     $11,083  Internet Promotions
                                                                                        --------
------------------------------------------------------------------------------------------------------------
TOTAL PUBLIC INVESTMENTS                                                    $17,333                $113,681
------------------------------------------------------------------------------------------------------------
                                                                             Less: BGF Carry (A)   ($10,598)
                                                                     Less: Capital Gains Tax (B)   ($17,150)
                                                                                                   --------
                                                                             After-Tax Value        $85,933
                                                                                                   ========
                                                                   After-Tax Value Per Share (C)      $3.40
------------------------------------------------------------------------------------------------------------------------------------
Andromedia, Inc.
- Convertible Preferred         3/14/99  1,132.182    $0.00       $3.53      $4,000       $3.53      $4,000  Website activity
  (ANDO: Pending)                                                                                            analysis and
                                                                                                             personalization

Dawntreader Fund I., LP
- Partnership Units            11/23/98      0.001    $0.00    $250,000        $250    $250,000        $250  Internet venture fund

Nutel Corp.
- Convertible Bridge Note @ 10% for a minimum of 8.2% of current equity of the company
- Warrants for a minimum of 2.68% of value of Company
  Total                         2/22/99                                        $500                    $500  Internet communications
                                                                                                             services

Solbright, Inc.
- Common Stock                  6/15/99  1,085.283    $0.00       $2.65      $2,876       $2.65      $2,876  Internet advertising
                                                                                                             automation software

Galileo Communications                                                       $3,000       $3.00      $3,000

Additional Internet Investments Closed Through September 30, 1999
                                                                            $12,500      $12.50     $12,500

------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS               10/7/99                                     $40,459                $136,807
------------------------------------------------------------------------------------------------------------
                                                                       Less: BGF Carry (A)         ($10,598)
                                                               Less: Capital Gains Tax (B)         ($17,150)
                                                                                                   --------
                                                                       After-Tax Value             $109,059
                                                                                                   ========
                                                             After-Tax Value Per Share (C)            $4.32
------------------------------------------------------------------------------------------------------------------------------------

(A)   Based on 11.0% override on pretax profits.
(B)   Based on 20.0% long-term capital gain tax rate, after override.
(C)   Based on assumed 25.3 million fully-diluted shares.


Berenson Minella
================

                           ==========================

                             Trading Comparison of
                              Selected Comparable
                                   Companies

                           ==========================

                Trading Comparison of Selected Printing Companies
--------------------------------------------------------------------------------

Valuation Multiples                                      Price(b)/Earnings                Enterprise Value/EBITDA
(Dollars in Millions,                   Stock    Market  -------------------  Enterprise  -----------------------  Enterprise Value/
Except Stock Price)                    Price (a)  Cap.   LTM    1999E  2000E   Value(c)     LTM   1999E  2OOOE      LTM Revenues
------------------------------------------------------------------------------------------------------------------------------------
BANTACORP(BN)                           $23.00    $625   13.1x   11.2x   9.9x    $769       4.8x    4.Ox   3.7x          0.59x
BIG FLOWER HOLDINGS INC (BGF)            26.88     529   14.3    12.5   10.5    1,445       6.0     5.4    5.0           0.81
CADMUS COMMUNICATIONS (CDMS)             11.13     10O    9.1    10.8    7.0      371       5.6     5.8     NM           0.64
CONSOLIDATED GRAPHICS INC (CGX)          34.25     538   13.7    11.3    9.2      712       7.7     6.3     NM           1.43
CUNNINGHAM GRAPHICS INTL INC (CGII)      11.38      65   11.1     9.4    7.2       90       7.8     7.3    5.4           1.28
DONNELLEY (R R) & SONS CO (DNY)          29.81   3,806   14.6    13.5   12.0    5,067       5.9     5.5    5.1           1.00
MAIL-WELL INC (MWL)                      13.31     652   12.6    11.2    9.7    1,423       7.4     6.4    5.6           0.83
MASTER GRAPHICS INC (MAGR)                3.50      28   23.3      NM    6.6      228       9.2      NM     NM           1.04
QUEBECOR PRINTING (PRW)                  23.56   2,767   17.1    15.7   11.5    4,044       7.1     6.9    6.5           1.04
------------------------------------------------------------------------------------------------------------------------------------
High                                                     23.3x   15.7x  12.Ox               9.2x    7.3x   6.5x          1.43x
Median                                                   13.7    11.3    9.7                7.1     6.0    5.3           1.00
Mean                                                     14.3    12.0    9.3                6.8     6.0    5.2           0.96
Low                                                       9.1     9.4    6.6                4.8     4.0    3.7           0.59

LARGE COMPANY MEAN (d)                                   13.4x   12.5x  10.1x               6.lx    5.7x   5.2x          O.82x
LARGE COMPANY MEDIAN EXCLUDING BGF (d)                   13.1    11.2    9.9                5.9     5.8    5.4           0.83
LARGE COMPANY MEAN EXCLUDING BGF (d)                     13.3    12.5   10.0                6.2     5.7    5.2           0.82
------------------------------------------------------------------------------------------------------------------------------------

Note: EBITDA and EPS adjusted for unusual and nonrecurring items.
LTM:  Latest Twelve Months.
NM:   Not Meaningful.
(a)   Stock price as of October 7, 1999.
(b)   Earnings estimates as of October 7, 1999.
(c) Enterprise Value equals equity value plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, off-balance sheet financing, less investments in unconsolidated affiliates and cash.
(d) Excludes CGX, CGII and MAGR, which are consolidators of small sheet-fed printing companies.


Berenson Minella
================

      Trading Comparison of Selected Prepress / Digital Services Companies
--------------------------------------------------------------------------------

                                                                  Price (b) / Earnings                Enterprise Value / EBITBA
Valuation Multiples                         Stock       Market   ---------------------   Enterprise   -------------------------
(Dollars in Millions, Except Stock Price)   Price (a)     Cap.   LTM    1999E    2000E   Value (c)    LTM      1999E      2000E
==================================================================================================================================
APPLIED GRAPHICS TECH. INC (AGTX)(d)        $6.56        $147    17.3x     8.8x    5.8x     $512     6.6x        5.0x       NM
PHOTOBITION GROUP (PHB) (e)                  3.74         334    18.0     13.1      NM       341     9.4          NM        NM
SCHAWK INC (SGK) (d)                         9.44         202    12.3     12.6    10.5       247     6.4         4.1        NM
----------------------------------------------------------------------------------------------------------------------------------
High                                                             18.0x    13.1x   10.5x              9.4x        5.0x       NM
Median                                                           17.3     12.6     8.2               6.6         4.6        NM
Mean                                                             15.9     11.5     8.2               7.5         4.6        NM
Low                                                              12.3      8.8     5.8               6.4         4.1        NM
----------------------------------------------------------------------------------------------------------------------------------

Valuation Multiples                         Enterprise Value/
(Dollars in Millions, Except Stock Price)      1998 Revenues
=============================================================
APPLIED GRAPHICS TECH. INC (AGTX)(d)             0.80x
PHOTOBITION GROUP (PHB) (e)                      1.94
SCHAWK INC (SGK) (d)                             1.48
-------------------------------------------------------------
High                                             1.94x
Median                                           1.48
Mean                                             1.41
Low                                              0.80
-------------------------------------------------------------

Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items.
LTM: Latest Twelve Months.
NM: Not Meaningful.
(a)   Stock price in US$ as of October 7, 1999.
(b)   Earnings estimates as of October 7, 1999.
(c) Enterprise Value equals equity value plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, off-balance sheet financing, less investments in unconsolidated affiliates and cash.
(d) 1999E EBITDA data for AGTX ($102.1 mm)* and SGK ($59.9 mm) is from Salomon Smith Barney's Big Flower Press report dated April 5, 1999. *AGTX EBITDA includes GBP 8.2 million of Wace Group plc's operations.
(e) PHB financial information is pro forma for the acquisition of Katz Digital Technologies which was completed on December 2, 1998.


Berenson Minella
================

            Trading Comparison of Selected Direct Marketing Companies
--------------------------------------------------------------------------------

                                                                  Price (b) / Earnings                Enterprise Value / EBITBA
Valuation Multiples                         Stock       Market   ---------------------   Enterprise   -------------------------
(Dollars in Millions, Except Stock Price)   Price (a)     Cap.   LTM    1999E    2000E   Value (c)    LTM      1999E      2000E
================================================================================================================================
ADVO INC (AD)                              $19.13        $405    10.8x   10.6x     9.2x     $596       5.9x      5.6x       5.1x
HARTE HANKS INC (HHS)                       23.13       1,613    23.3    22.5     19.4     1.486      10.5       9.8        8.5
PRECISION RESPONSE CORP (PRRC)              15.00         323    60.0    41.3     28.6       343      14.8      11.4        9.0
VALASSIS COMMUNICATIONS INC (VCI)           42.44       2,388    23.1    21.3     17.7     2,692      12.3      11.8       10.6
--------------------------------------------------------------------------------------------------------------------------------
High                                                             60.0x   41.3x    28.6x               14.8x     11.8x      10.6
Median                                                           23.2    21.9     18.6                11.4      10.6        8.8
Mean                                                             29.3    23.9     18.7                10.9       9.7        8.3
Low                                                              10.8    10.6      9.2                 5.9       5.6        5.1
--------------------------------------------------------------------------------------------------------------------------------

Valuation Multiples                         Enterprise Value/
(Dollars in Millions, Except Stock Price)      1998 Revenues
=============================================================
ADVO INC (AD)                                    0.57x
HARTE HANKS INC (HHS)                            1.93
PRECISION RESPONSE CORP (PRRC)                   1.83
VALASSIS COMMUNICATIONS INC (VCI)                3.48
-------------------------------------------------------------
High                                             3.48x
Median                                           1.88
Mean                                             1.95
Low                                              0.57
-------------------------------------------------------------

Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items.
LTM: Latest Twelve Months.
NM: Not Meaningful.
(a)   Stock price as of October 7, 1999.
(b)   Earnings estimates as of October 7, 1999.
(c) Enterprise Value equals equity value plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, off-balance sheet financing, less investments in unconsolidated affiliates and cash.


Berenson Minella
================

                           ==========================

                            Selected North American
                            Printing M&A Transactions

                           ==========================

Selected North American Printing Mergers & Acquisitions - Over $20 million
--------------------------------------------------------------------------------
(Dollars in Millions)

                                                                                       Total Enterprise Value    Equity Market Value
                                                                                          as a Multiple of         as a Multiple of
                                                                Equity      Total      ----------------------    -------------------
                  Target / Acquirer                             Market   Enterprise     LTM     LTM      LTM        LTM        Book
 Closing Date    (Business of Target)                            Value      Value      Sales   EBITDA    EBIT    Net Income    Value
------------------------------------------------------------------------------------------------------------------------------------

      Pending  Merrill Corp. / DLJ Merchant                      $384        $486       0.9      7.5     10.6      16.7         2.6
               Banking (Corporate printing,
               document management)

      Pending  World Color Press/ Quebecor Printing            $1,420      $2,759       1.1      7.6     12.6      19.0         2.2
               (Commercial printer)

     4/5/1999  UP/Graphics / World Color Press                     NA       $95.0       1.1      5.8      7.8        NM          NM
               (Leading general commercial
               printer in New England
               and a leading specialty
               printer of carded packaging)

    1/20/1999  Infiniti Graphics, Inc. / World                     NA       $21.0       1.0      6.6     10.6        NA          NA
               Color Press (Commercial, direct
               response and publications printer)

    12/2/1998  Katz Digital Technologies, Inc.                  $47.0       $60.3       1.6     10.1     17.6      43.5         4.2
               / Photobition (Digital pre-press
               and digital short-run printing)

   10/26/1998  Quebecor's Check & Card Division                    NA       $46.4       1.0      5.8       NA        NA          NA
               / MDC Communications (Three businesses:
               Custom Cheques (Canadian check
               printer), Custom Cards (manufacturer
               of smart cards, debit,
               credit and telephone cards), and
               Custom Direct (direct-to-
               consumer check producer).

     9/1/1998  Port City Press / Mack Printing Company          $28.5       $30.5       0.9      5.8     10.7      18.1         2.1
               (Leading printer of trade journals,
               directories, catalogs, and association,
               medical, legal, reference and
               scientific books)

    5/28/1998  Anderson Lithograph Company / Mail-Well Inc.     $67.6       $87.7       0.7      6.2      8.6      24.0         5.2
               (Printer of high quality annual reports,
               automotive brochures, catalogs and other
               materials)

    5/27/1998  Devon Group, Inc. / Applied Graphics            $444.0      $381.0       1.5      9.8     11.9      15.8         2.8
               Technologies, Inc. (Digital pre-media
               and printing services for catalog
               retailers, magazines, newspapers
               and new media)

   (Multiples  Devon Group, Inc. / Applied Graphics            $276.9      $213.9       0.9      5.5      6.7       9.8         1.7
using 6/15/99  Technologies, Inc. (Digital pre-media
  AGTX price)  and printing services for catalog
               retailers, magazines, newspapers and new
               media)

Selected North American Printing Mergers & Acquisitions - Over $20 million
--------------------------------------------------------------------------------
(Dollars in Millions)

                                                                                                      Total Enterprise Value
                                                                                                         as a Multiple of
                                                                            Equity     Total        --------------------------
                         Target/Acquirer                                    Market  Enterprise        LTM     LTM       LTM
Closing Date           (Business of Target)                                 Value      Value         Sales   EBITDA     EBIT
------------------------------------------------------------------------------------------------------------------------------
 5/20/1998  Artistic Greetings Inc./MDC Communications                       $ 33.0      $ 37.9       0.4      7.6      13.1
            (Direct-to-consumer check printing)

 4/30/1998  Acme Printing Company Inc./Worlds Color Press                      N.A.        N.A.       0.7      6.2      N.A.
            (High quality commercial printer of annual repots,
            brochures, newsletters, catalogs and other materials)

 2/18/1998  Century Graphics/World Color Press                               $ 53.2      $ 96.0       0.8      8.0      15.1
            (Third largest offset printer of retail advertising inserts in the U.S.)

12/31/1997  Uarco Incorporated/The Standard Register                         $245.0      $577.3       1.0       NM        NM
            (Produces and markets business forms, pressure sensitive
            labels, business equipment, supplies and workflow systems)

12/22/1997  Graphic Industries Inc./Wallace Computer Services Inc.           $299.7      $423.2       0.9     11.6      15.7
            (Printer of general commercial products and advertising inserts;
            companies include commercial printers, a reprographics division, creative design agencies and a specialized pre-press company)

                                                                            Equity Market Value
                                                                              as a Multiple of
                                                                            -------------------
                         Target/Acquirer                                       LTM         Book
Closing Date           (Business of Target)                                 Net Income    Value
-----------------------------------------------------------------------------------------------
 5/20/1998  Artistic Greetings Inc./MDC Communications                         14.4        12.9
            (Direct-to-consumer check printing)

 4/30/1998  Acme Printing Company Inc./Worlds Color Press                      N.A.        N.A.
            (High quality commercial printer of annual repots,
            brochures, newsletters, catalogs and other materials)

 2/18/1998  Century Graphics/World Color Press                                 57.5         4.8
            (Third largest offset printer of retail advertising inserts in the U.S.)

12/31/1997  Uarco Incorporated/The Standard Register                             NM         2.1
            (Produces and markets business forms, pressure sensitive
            labels, business equipment, supplies and workflow systems)

12/22/1997  Graphic Industries Inc./Wallace Computer Services Inc.             31.2         2.5
            (Printer of general commercial products and advertising inserts;
            companies include commercial printers, a reprographics division, creative design agencies and a specialized pre-press company)

Selected North American Printing Mergers & Acquisitions - Over $20 million
--------------------------------------------------------------------------------
(Dollars in Millions)

                                                                                        Total Enterprise Value   Equity Market Value
                                                                                            as a Multiple of      as a Multiple of
                                                                   Equity      Total     ---------------------   -------------------
                                  Target / Acquirer                Market    Enterprise    LTM     LTM    LTM       LTM       Book
Closing Date                    (Business of Target)               Value       Value      Sales   EBITDA  EBIT   Net Income   Value
------------------------------------------------------------------------------------------------------------------------------------
12/17/1997    Judd's Incorporated/Perry Graphic Communications        $56.6    $103.0       0.7     6.8     15.7      35.4      2.9
              (Printer of nationally-recognized magazines and
              catalogs, advertising inserts, technical and
              professional books and business directories)

10/24/1997    Brown Printing-Franklin Division/Quebecor                  NA    $120.0       1.5      NA       NA        NA       NA
              (Provides commercial printing services for
              catalogs, magazines and advertising inserts)

10/15/1997    Riverside County Publishing/Big Flower Press           $105.5    $117.3       0.9     9.4     16.2      16.2      3.6
              (Printer of advertising inserts for grocers,
              drug stores, home improvement stores and
              other retailers)

7/2/1997      Johnson & Hardin/World Color Press                         NA     $39.0       0.5      NA       NA        NA       NA
              (Short and medium-run printer and publisher
              of magazines and other commercial materials)

                                                                       High                 1.6    11.6     17.6      57.5     12.9
                                                                       Mean                 0.9     7.5     12.6      26.2      4.0
                                                                       Median               0.9     7.2     12.2      18.6      2.8
                                                                       Low                  0.4     5.5      6.7       9.8      1.7

                           ==========================

                              Discounted Cash Flow
                                    Analysis

                           ==========================

                                  PROJECT EMMA
                         Discounted Cash Flow Analysis
                 (Amounts in Thousands, Except Per Share Data)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Projected
                                          Budget    9 Mos End  3 Mos End   ---------------------------------------------------------
                                           1999     9/30/1999  12/31/1999    2000        2001        2002       2003        2004
------------------------------------------------------------------------------------------------------------------------------------
EBITDA (A)                               $260,244   $174,523    $ 85,721   $298,606    $328,671   $ 351,793   $ 373,433   $ 395,683

  Depreciation                            (78,378)   (58,417)    (19,961)   (83,434)    (88,951)    (91,191)    (94,276)    (95,210)
  Deductible Amortization      -------     (8,516)    (6,582)     (1,934)    (7,424)     (6,256)     (5,253)     (5,143)     (5,143)
  LILO Income (Expense)            1       12,654     10,283       2,371      5,833       2,563       1,587       1,556       1,468
                               -------   -------------------------------------------------------------------------------------------

Taxable EBIT                              186,044    119,808      66,196    213,581     236,028     256,936     275,569     296,798

  Tax Provision Before         -------
    LILO Reserve                40.0%     (74,402)   (47,923)    (26,479)   (85,433)    (94,411)   (102,775)   (110,228)   (118,719)
  LILO Reserve                 -------       (983)      (809)       (174)      (403)       (191)       (130)       (128)       (121)
                                         -------------------------------------------------------------------------------------------

Tax-Effected EBIT                         110,620     71,076      39,544    127,746     141,425     154,031     165,214     177,958

  Depreciation                             78,378     58,417      19,961     83,434      88,951      91,191      94,276      95,210
  Deductible Amortization                   8,516      6,582       1,934      7,424       6,256       5,253       5,143       5,143
  Non-Cash LILO (Income)
    Expense                                                       (2,371)    (5,833)     (2,563)     (1,587)     (1,556)     (1,468)
  LILO Deferred Tax Savings
    (Expense)                                                      7,535     15,295       6,114       1,604       1,722       1,701
  Capital Expenditures                                           (25,113)   (91,230)    (76,230)    (82,630)    (81,730)    (84,330)
  Working Capital Requirements                                    (4,736)   (10,484)    (10,208)    (10,259)    (10,035)    (10,587)
  Change in Other Assets
    and Liabilities                                                   16        784         740         770         780         830
                                                                --------------------------------------------------------------------
Unlevered Free Cash Flow                                          36,770    127,136     154,485     158,373     173,815     184,456
                                                                ====================================================================

Net Present Value as of September 30, 1999

                                                   Present Value of Terminal Value
          Present Value    ------------------------------------------------------------------------------
WACC         of FCF           5.75x            6.00x            6.25x            6.50x            6.75x
---------------------------------------------------------------------------------------------------------
10.0%       $617,373       $1,379,442       $1,439,418       $1,449,394       $1,559,370       $1,619,346
11.0%        600,579        1,315,435        1,372,628        1,429,821        1,487,014        1,544,207
12.0%        584,497        1,245,933        1,309,495        1,364,058        1,418,620        1,473,182
13.0%        569,088        1,197,715        1,249,789        1,301,864        1,353,938        1,406,013
14.0%        554,316        1,143,575        1,193,296        1,243,017        1,292,737        1,342,458


                                          Enterprise Value
          ------------------------------------------------------------------------------
             5.75x            6.00x            6.25x            6.50x            6.75x
----------------------------------------------------------------------------------------
10.0%     $1,966,816       $2,056,792       $2,116,767       $2,176,743       $2,236,719
11.0%      1,916,015        1,973,208        2,030,400        2,087,593        1,244,786
12.0%      1,839,430        1,893,992        1,948,554        2,003,117        2,057,679
13.0%      1,766,802        1,818,877        1,870,951        1,923,026        1,975,100
14.0%      1,697,891        1,747,612        1,797,333        1,847,053        1,896,774

                                         Fully-Diluted Equity Value (B)                               Value Per Share (b)
            Net Debt    ----------------------------------------------------------      --------------------------------------------
WACC        9/30/1999      5.75x      6.00x       6.25x       6.50x        6.75x         5.75x    6.00x    6.25x     6.50x    6.75x
------------------------------------------------------------------------------------------------------------------------------------
10.0%     $(1,036,000)   $960,816  $1,020,792  $1,080,767  $1,140,743   $1,200,719      $37.57   $39.78   $41.98    $44.18   $46.38
11.0%      (1,036,000)    880,015     937,208     994,400   1,051,593    1,108,783       34.61    36.71    38.81     40.91    43.01
12.0%      (1,036,000)    803,430     857,992     912,554     967,117    1,021,679       31.80    33.80    35.80     37.80    39.81
13.0%      (1,036,000)    730,802     782,877     834,951     887,026      939,100       29.13    31.04    32.95     34.86    36.78
14.0%      (1,036,000)    661,891     711,612     761,333     811,053      860,774       26.60    28.42    30.25     32.08    33.90

(A)   Includes SG&A savings in no acquisition forecast.
(B)   Excludes value of after-tax and after-promote Internet holdings.

Berenson Minella & Company